Exhibit (e)(20)
EXHIBIT A
to
DISTRIBUTION AGREEMENT
(Between Pacific Select Fund and Pacific Select Distributors, Inc.)

Portfolios	Share Class(es)
Fixed Income Portfolios:
Cash Management Portfolio (formerly called Cash Management Portfolio)	I, P
Diversified Bond Portfolio	I, P
Floating Rate Loan Portfolio	I, P
High Yield Bond Portfolio	I, P
Inflation Managed Portfolio	I, P
Inflation Protected Portfolio	I, P
Managed Bond Portfolio	I, P
Short Duration Bond Portfolio

Non-U.S. Equity Fixed Income Portfolio:
Emerging Markets Debt Portfolio	I, P

U. S. Equity Portfolios:
American Funds® Growth Portfolio	I, P
American Funds® Growth-Income Portfolio	I, P
Comstock Portfolio	I, P
Dividend Growth Portfolio (formerly called Diversified Research Portfolio)	I, P
Equity Index Portfolio	I, P
Focused 30 Portfolio	I, P
Growth Portfolio (formerly called Growth LT Portfolio)	I, P
Large-Cap Growth Portfolio	I, P
Large-Cap Value Portfolio	I, P
Long/Short Large-Cap Portfolio	I, P
Main Street® Core Portfolio	I, P
Mid-Cap Equity Portfolio	I, P
Mid-Cap Growth Portfolio	I, P
Mid-Cap Value Portfolio	I, P
Small-Cap Equity Portfolio	I, P
Small-Cap Growth Portfolio	I, P
Small-Cap Index Portfolio	I, P
Small-Cap Value Portfolio	P
Tactical Strategy Portfolio	I, P
Value Advantage Portfolio

Sector Portfolios:
Health Sciences Portfolio	I, P
Real Estate Portfolio	I, P
Technology Portfolio	I, P

Pacific Select Fund Distribution Agreement Exhibit A, effective December 6, 2013

Portfolios	Share Class(es)
Non-U.S. Equity Portfolios:
Emerging Markets Portfolio	I, P
International Large-Cap Portfolio	I, P
International Small-Cap Portfolio	I, P
International Value Portfolio	I, P
Tactical International Portfolio	P

Alternative Strategies Portfolios:
Currency Strategies Portfolio	I, P
Global Absolute Return Portfolio	I, P
Precious Metals Portfolio	I, P

Asset Allocation/Balanced Portfolios:
American Funds® Asset Allocation Portfolio	I
Pacific Dynamix — Conservative Growth	I
Pacific Dynamix — Moderate Growth	I
Pacific Dynamix — Growth	I
Portfolio Optimization Conservative	I
Portfolio Optimization Moderate Conservative	I
Portfolio Optimization Moderate	I
Portfolio Optimization Growth	I
Portfolio Optimization — Aggressive-Growth	I

Pacific Dynamix Underlying Portfolios:
PD Aggregate Bond Index	P
PD High Yield Bond Market	P
PD Large-Cap Growth Index	P
PD Large-Cap Value Index	P
PD Small-Cap Growth Index	P
PD Small-Cap Value Index	P
PD International Large-Cap	P
PD Emerging Markets	P
Effective December 6, 2013, agreed to and accepted by:

PACIFIC SELECT FUND

By: Name:	/s/ Howard T. Hirakawa Howard T. Hirakawa	By: Name:	/s/ Laurene E. MacElwee Laurene E. MacElwee
Title:	Vice President	Title:	VP & Assistant Secretary

PACIFIC SELECT DISTRIBUTORS, INC.

By:	/s/ Adrian S. Griggs	By:	/s/ Jane M. Guon

Name:	Adrian S. Griggs	Name:	Jane M. Guon
Title:	Chief Executive Officer	Title:	Secretary

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